Exhibit 23.9

July 18, 2005

Baidu.com, Inc.

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing, PRC 100080

Ladies and Gentlemen:

Pursuant Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Baidu.com, Inc. (the “Company”), effective immediately prior to the effectiveness of the Company’s registration statement on Form F-1 (the “Form F-1”), in the Form F-1 originally filed by the Company on July 12, 2005 with the Securities and Exchange Commission.

Sincerely yours,

/s/ James Ding